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Exhibit 99.1

                                                                      [CNA LOGO]

FOR IMMEDIATE RELEASE
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CONTACT:

MEDIA:                                      ANALYSTS:
Charles M. Boesel, 312/822-2592                    Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167                    Ken DeVries, 312/822-1111

  CNA ANNOUNCES PRELIMINARY LOSS EXPOSURE ESTIMATE RELATED TO HURRICANE CHARLEY


CHICAGO, AUGUST 26, 2004 - CNA Financial Corporation (NYSE: CNA) today reported its preliminary estimate of net losses related to Hurricane Charley. While it is too early to estimate precisely the financial impact on CNA of this catastrophe, based upon information currently available to CNA management, CNA estimates its losses net of anticipated reinsurance recoveries will be in the range of $40 to $60 million after-tax. Industry loss estimates currently range from $6 to $8 billion.

The loss estimate is subject to considerable uncertainty, particularly given the short period of time since the hurricane occurred, the pace of claims made to date and the possibility of unknown damage theories and amounts. CNA's actual losses from this catastrophe could exceed CNA's estimate.

CNA is the country's fourth largest commercial insurance writer and the 14th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA's services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.


                            FORWARD-LOOKING STATEMENT

This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA's filings with the Securities and Exchange Commission, available at www.cna.com.

Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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